As filed with the Securities and Exchange Commission on November 1, 2024

Registration Statement No. 333-282158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glucotrack, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	98-0668934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Goode

Chief Executive Officer

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Mannheim, Esq. Howard Hirsch, Esq. Kaylen Loflin, Esq. Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 (919) 329-3800	Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 1, 2024

PRELIMINARY PROSPECTUS

GLUCOTRACK, INC.

Up to            Shares of Common Stock

Up to            Pre-Funded Warrants to Purchase            Shares of Common Stock

Up to            Series A Common Warrants to Purchase up to            Shares of Common Stock

Up to            Series B Common Warrants to Purchase up to            Shares of Common Stock

Up to            Placement Agent Warrants to Purchase up to            Shares of Common Stock

Up to            Shares of Common Stock Underlying the Pre-Funded Warrants, Series A Common Warrants,

Series B Common Warrants, and Placement Agent Warrants

We are offering up to shares of our common stock, par value $0.001 per share (the “Common Stock”) together with Series A common warrants to purchase up to               shares of Common Stock (the “Series A Common Warrants”) and Series B common warrants to purchase up to               shares of Common Stock (the “Series B Common Warrants” and together with the Series A Warrants, the “Common Warrants”). Each share of our Common Stock or a Pre-Funded Warrant (defined below) in lieu thereof, is being sold together with a Series A Common Warrant to purchase one share of our Common Stock and a Series B Common Warrant to purchase one share of our Common Stock. The shares of Common Stock and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The assumed combined public offering price for each share of Common Stock and accompanying Common Warrants is $       , which is equal to the closing price of our Common Stock on the Nasdaq Capital Market on                    , 2024. Each Series A Common Warrant will have an exercise price per share of $     , and will be exercisable beginning on              . The Series A Warrants will expire on              . The Series B Warrants will have an exercise price per share of $        and will be exercisable beginning on              . The Series B Warrants will expire on              .

Because a purchaser’s purchase of shares of Common Stock in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following consummation of this offering, we are offering to the purchasers pre-funded warrants to purchase up to         shares of Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is $      , which is equal to the price per share at which the shares of Common Stock are being sold to the public in this offering, minus $0.001 per share, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. For each Pre-Funded Warrant that we sell, the number of shares of our Common Stock offered will be decreased on a one-for-one basis. This offering also relates to the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”), the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), and the shares of Common Stock issuable upon exercise of Placement Agent Warrants (defined below).

The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). We intend to hold a meeting to obtain Stockholder Approval as soon as reasonably practicable following the closing of this offering.

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “GCTK”. The last reported sale price of our Common Stock on the Nasdaq Capital Market on October 31, 2024 was $1.68 per share. All share, Common Warrant and Pre-Funded Warrant numbers are based on an assumed combined public offering price of $         per share and the accompanying Common Warrants and $          per Pre-Funded Warrant and the accompanying Common Warrants, based on the closing price of the Company’s Common Stock on                    , 2024 as reported on the Nasdaq Capital Market. The actual combined public offering price per share of Common Stock and accompanying Common Warrants, and per Pre-Funded Warrant and accompanying Common Warrants, will be fixed for the duration of this offering and will be determined between us and purchasers based on market conditions at the time of pricing, and may be at a discount to the then current market price of our Common Stock. The recent market price used throughout this prospectus may not be indicative of the actual combined public offering price. The actual combined public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market for the Common Warrants or the Pre-Funded Warrants to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited. We anticipate that the shares of our Common Stock to be issued upon exercise of the Common Warrants and the Pre- Funded Warrants will trade on The Nasdaq Capital Market.

On May 21, 2024, the Company received a notification letter from Nasdaq notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). Because the Company was under review for a prior delisting determination at the time it was notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, the Company was not eligible to submit a plan to regain compliance with the Nasdaq staff. The Company timely requested a hearing before the Nasdaq hearings panel (the “Panel”) and paid the fee, which resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, the Company received the decision of the Panel granting it an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

There is no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement. See “Risk Factors — Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.”

We have engaged Dawson James Securities, Inc. (the “placement agent” or “Dawson”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. This offering will terminate on                    , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. We have agreed to pay the placement agent the placement agent fees as set forth in the table below, which assumes we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 20 of this prospectus for more information regarding these arrangements.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as such are subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implication of Being a Smaller Reporting Company.”

	Per Share of Common Stock and Accompanying Common Warrants	Per Pre- Funded Warrant and Accompanying Common Warrants	Total
Public Offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)(3)	$	$	$

(1)	We have agreed to pay the placement agent cash fee equal to 8.0% of the gross proceeds of this offering. See “Plan of Distribution” for additional disclosure regarding compensation payable to the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants or the Pre-Funded Warrants.

We are also registering up                 Placement Agent Warrants to Purchase up to                  shares of Common Stock and the shares of Common Stock underlying such Placement Agent Warrants.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The delivery to the purchasers of the shares of Common Stock, Pre-Funded Warrants, and Common Warrants in this offering is expected to be made on or about                    , 2024, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

Dawson James Securities, Inc.

The date of this prospectus is           , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus and the information incorporated by reference herein and therein contains references to trademarks, trade names and service marks belonging to us or other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, trade names, and service marks included or incorporated by reference into this prospectus are the property of their respective owners.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or implied in any forward-looking statements as a result of various factors. Such factors include, but are not limited to, the following:

●	our ability to manufacture, market and sell our products;

●	our ability to launch and penetrate markets;

●	our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

●	our ability to hire and retain key personnel;

●	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;

●	our ability to internally develop new inventions and intellectual property;

●	the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

●	our ability to remain a going concern;

●	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

●	our ability to be profitable;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	intense competition in our industry and the markets in which we operate, and our ability to successfully compete;

●	the risks inherent with international operations;

●	the impact of evolving information security and data privacy laws on our business and industry;

●	the impact of governmental regulations on our business and industry;

●	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

●	the risk of being delisted from Nasdaq if we fail to meet any of its applicable listing requirements; and

●	the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our Common Stock to fall.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus, under similar headings in the documents incorporated by reference into this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on March 28, 2024, and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

All forward-looking statements in this prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

2

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8, and the financial statements and other information incorporated by reference into this prospectus. In this prospectus, except as otherwise indicated, the terms “Glucotrack” “the Company,” “we,” “us,” or “our” in this prospectus refer to Glucotrack, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

About Glucotrack, Inc.

The Company was incorporated on May 18, 2010 under the laws of the State of Delaware. We are a medical device company focused on the development of an Implantable Continuous Glucose Monitor (CGM) for persons with Type 1 diabetes and insulin-dependent Type 2 diabetes (the “Glucotrack CBGM Product”).

The Company was founded with a mission to develop Glucotrack®, a noninvasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation Glucotrack, which successfully received CE Mark approval, obtained glucose measurements via a small sensor clipped onto one’s earlobe. A limited release beta test in Europe and the Middle East demonstrated the need for an updated product with improved accuracy and human factors. As the glucose monitoring landscape rapidly moved away from point-in-time measurement to continuous measurement since then, the Company recently determined that it would focus its efforts on developing its Implantable continuous glucose monitor (“CGM”). As such, we have since withdrawn our CE Mark for Glucotrack and are no longer pursuing commercialization of this product or development of any further iterations.

The Company is currently developing an Implantable CBGM for use by Type 1 diabetes patients as well as insulin-dependent Type 2 patients. Implant longevity is key to the success of such a device. We have continued to evolve our sensor chemistry following our successful in-vitro feasibility study demonstrating that a minimum two-year implant life is highly probable with the current sensor design. Recently we announced a 3-year longevity is feasible leveraging both in-vitro and in-silico test results. We have also completed our animal study with an initial prototype system which demonstrated a simple implant procedure and good functionality. The results of both were recently presented in poster form at the American Diabetes Association annual conference. The Company has also initiated a longer-term animal trial (to support projected longevity studies) as well as development of its commercial device. A regulatory submission has been made for a first in human study, expected to initiate in Q3 2024. Further to the above progress on our CBGM product, we have also successfully demonstrated continuous glucose sensing in the epidural space. This latter approach is of importance for patients with painful diabetic neuropathy contemplating spinal cord stimulation therapy for their condition. We believe our technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

Our Senior Management team includes; Chief Executive Officer and President, Paul V. Goode PhD, who has a decorated career developing innovative medical technologies, including at DexCom, Inc. (“DexCom”) and MiniMed; CFO, James Cardwell, CPA who has over 16 years of experience as a Chief Financial Officer and Chief Operating Officer with a concentration in both SEC financial reporting and tax compliance; James P. Thrower PhD, Vice President of Engineering, a seasoned executive formerly of Sterling Medical Devices, Mindray DS USA and DexCom; Mark Tapsak PhD, Vice President of Sensor Technology, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at DexCom and Medtronic plc (“Medtronic”); and Drinda Benjamin, Vice President of Marketing, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Intuity Medical, Senseonics, Abbott Diabetes, and Medtronic. Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed is the Chairman of the Company’s Board of Directors (the “Board” or “Board of Directors”). Several highly talented and accomplished executives joined the Company as senior advisors to the Board. These include Daniel McCaffrey MBA MA, a world-renowned behavioral scientist and digital health expert formerly at Samsung Health and Dexcom, Inc., and Dr. David C. Klonoff, world renowned endocrinologist and diabetes technology thought leader. We intend to continue to invest in our talent and to expand and strengthen all areas within the Company.

3

Human Capital Resources

As of June 30, 2024, we had a total of 11 employees. We are not subject to any collective bargaining agreement, and we believe that our relationships with our employees are good. We believe that our strength and competitive advantage is our people. We value the skills, strengths, and perspectives of our diverse team and foster a participatory workplace that enables people to get involved in making decisions. The Company provides various training and development opportunities to foster an environment in which employees are encouraged to be creative thinkers who are driven, focused, and interested and able to advance their knowledge and skills in ever-changing technology.

Recent Developments

Completion of Preclinical Study

On May 16, 2024, we announced that our implantable continuous glucose monitor successfully completed 30 days of a 60-day long-term preclinical study on measuring glucose in the epidural space. The Glucotrack sensor, implanted in the epidural space of animals, closely tracked both blood glucose and a commercially available subcutaneous CGM throughout the 30-day period. The implantation procedure took approximately 20 minutes, and the animals recovered without complications. No abnormal clinical signs or findings in the spinal cord or surrounding tissues were observed at the 30-day mark. On June 13, 2024, we announced that the 60-day long-term study was completed, demonstrating the feasibility of glucose monitoring in the epidural space. No abnormal clinical signs were observed throughout the study period, and no abnormal findings were observed in the spinal cord or surrounding tissues during post-explant analysis. The study also confirmed that the implanted sensor did not cause any delayed latent effects over the long-term period, which is particularly important as a complete healing process in animal studies with implanted devices may take several weeks. With the completion of this study, the durability of the epidural approach for continuous glucose monitoring has now been confirmed over the 60-day period.

Reverse Stock Split

We filed with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) which became effective at 4:30 p.m. on May 17, 2024 (the “Effective Time”) to effect a one-for-five (1:5) reverse stock split (the “Reverse Stock Split”) of the shares of our Common Stock. The Reverse Stock Split was approved by our stockholders at the 2024 annual meeting of the stockholders on April 26, 2024.

As a result of the Reverse Stock Split, every five (5) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split, and any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split was entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled, multiplied by the closing price per share of the Common Stock on Nasdaq at the close of business on the date prior to the Effective Time.

Following the Reverse Stock Split, the number of shares of Common Stock outstanding was proportionally reduced. The shares of Common Stock underlying the outstanding stock options and warrants were similarly adjusted along with corresponding adjustments to their exercise prices. The Reverse Stock Split also proportionally reduced the total number of authorized shares of Common Stock from 500,000,000 shares to 100,000,000 shares.

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Nasdaq Listing Status

Nasdaq Stockholder Equity Requirement

Nasdaq Listing Rule 5550(b)(1) requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). On May 21, 2024, Nasdaq notified us that our Form 10-Q for the period ended March 31, 2024, indicated that we no longer meet the Minimum Stockholders’ Equity Requirement. Failure to meet the Minimum Stockholders’ Equity Requirement is a basis for delisting our Common Stock.

Because we were under review for failure to meet the Minimum Bid Price Requirement at the time we were notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, we were not eligible to submit a plan to regain compliance with the Staff. However, we timely requested a hearing before the Nasdaq Hearings Panel and paid the fee, which has resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, we received the decision of the Panel granting us an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

There can be no assurance that we will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with the Minimum Stockholders’ Equity Requirement, and maintain compliance with other Nasdaq listing requirements.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our securities set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 301 Rte. 17 North, Suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is http://www.glucotrack; the reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “GCTK.”

5

THE OFFERING

Issuer	Glucotrack, Inc.

Common Stock Offered by Us:

Up to           shares of our Common Stock. The assumed combined public offering price for each share of Common Stock and accompanying Common Warrant is $        .

We are also registering up to        shares of Common Stock issuable upon exercise of the Common Warrants, Pre-Funded Warrants, and Placement Agent Warrants pursuant to this prospectus.

Pre-Funded Warrants Offered by Us:

We are also offering to those purchasers, if any, whose purchase of the Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Warrants in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or 9.99% as applicable) of our Common Stock.

The purchase price of each Pre-Funded Warrant and accompanying Common Warrant will equal the price per share of Common Stock and accompanying Common Warrant being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share.

Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus.

Series A Common Warrants Offered by Us:

Each share of our Common Stock and each Pre-Funded Warrant to purchase one share of our Common Stock is being sold together with a Series A Common Warrant to purchase one share of our Common Stock. Each Common Warrant will have an exercise price of $     per share, will be exercisable at any time beginning on the Stockholder Approval Date (the “Initial Exercise Date”) and will expire on the five year anniversary of the Initial Exercise Date.

The shares of Common Stock and Pre-Funded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants. Because we will issue a Series A Common Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Series A Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and Pre-Funded Warrants sold.

Series B Common Warrants Offered by Us:

Each share of our Common Stock and each Pre-Funded Warrant to purchase one share of our Common Stock is being sold together with a Series B Common Warrant to purchase one share of our Common Stock. Each Series B Common Warrant will have an exercise price of $     per share, will be exercisable at any time beginning on the Initial Exercise Date and will expire on the two and one-half (2.5) year anniversary of the Initial Exercise Date.

The shares of Common Stock and Pre-Funded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Series B Common Warrants. Because we will issue a Series B Common Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and Pre-Funded Warrants sold.

Placement Agent Warrants:	We have agreed to issue to the placement agent warrants to purchase up to shares of Common Stock as part of the compensation payable to the placement agent in connection with this offering (the “Placement Agent Warrants”), which number of shares is equal to five percent (5%) of the number of shares of Common Stock and Pre-Funded Warrants sold in the offering (assuming the sale of the maximum number of securities offered hereby). See “Plan of Distribution.” This prospectus also covers the shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

Shares of Common Stock Outstanding Prior to this Offering(1):	5,772,026 shares as of October 31, 2024

Shares of Common Stock Outstanding After this Offering(1):	shares, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants being offered in this offering. To the extent that Pre-Funded Warrants are sold, the number of shares of Common Stock sold in this offering will be reduced on a one-for-one basis.

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Use of Proceeds:

We estimate that the net proceeds of this offering based upon an assumed combined public offering price of $     per share and accompanying Common Warrant, which was the closing price of our Common Stock on the Nasdaq Capital Market on                    , 2024, after deducting the estimated placement agent fees and estimated offering expenses payable by us, will be approximately $ million, assuming no exercise of the Common Warrants. We will receive additional proceeds from the Common Warrants and minimal proceeds from Pre-Funded Warrants (collectively, the “Warrants”) to the extent such Warrants are exercisable for cash once exercisable.

We intend to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, clinical trial expenses and working capital. See “Use of Proceeds.”

Lock-Up Agreements:

Subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock; or (ii) file any registration statement (other than the registration statement relating to this offering or a registration statement on Form S-8) with respect to the registration of shares of Common Stock pursuant to any company equity incentive plan) with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, for a period of ninety (90) days following the closing of this offering.

In addition, each of our directors and officers have agreed with the placement agent, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Common Stock or securities convertible or exchangeable for our Common Stock for a period of 180 days following the closing of this offering.

See “Plan of Distribution” for more information.

Dividend Policy:	We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

Risk Factors:	Investing in our securities involves significant risks. See “Risk Factors” on page 8 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol:

GCTK

We do not intend to apply for the listing of the Common Warrants, the Pre-Funded Warrants, or the Placement Agent Warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Transfer Agent and Registrar:	VStock Transfer, LLC

(1)	The number of shares of Common Stock to be outstanding immediately after this offering is based on 5,772,026 shares of Common Stock issued and outstanding as of the date of this prospectus, and exclude the following, all as of the date of this prospectus:

●	259,103 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.36 per share; and

●	2,621 restricted stock units.

Unless otherwise indicated, all information contained in this prospectus reflects the Reverse Stock Split and assumes (i) no exercise of the outstanding options or warrants described above, (ii) no exercise of the Common Warrants to be sold in this offering, (iii) no exercise of the Placement Agent Warrants, and (iv) the exercise for cash of all Pre-Funded Warrants issued in this offering.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the following discussion of risks and uncertainties affecting us and our securities, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in our securities. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The following risk factors apply to the business and operations of the Company and its consolidated subsidiaries. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we discuss in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See also the section of this prospectus titled “Where You Can Find More Information.”

The risk factors set forth below supplement the risk factors previously disclosed and should be read together with the risk factors incorporated by reference herein and any additional risk factors that we may include in subsequent periodic filings with the SEC.

Risks Related To This Offering

This is a best efforts offering, meaning no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Management will have broad discretion in how we use the proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could harm our business and cause the price of our Common Stock to decline.

If the price of our Common Stock fluctuates significantly, your investment could lose value.

Although our Common Stock is listed on the Nasdaq Capital Market, we cannot assure you that an active public market will continue for our Common Stock. If an active public market for our Common Stock does not continue, the trading price and liquidity of our Common Stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	success of competitors;

●	changes in the business, earnings estimates or market perceptions of our competitors;

●	our failure to achieve operating results consistent with securities analysts’ projections;

●	changes in industry, general market or economic conditions; and

●	announcements of legislative or regulatory changes.

8

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, has experienced price and volume fluctuations that have significantly affected the quoted prices of the securities of many companies, including companies in our industry and have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Common Stock, may not be predictable, and the price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

A loss of investor confidence in the market for our stock or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of Common Stock.

You may suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on the assumed public offering price of $                per share and accompanying Common Warrants, the last reported price of our Common Stock on the Nasdaq Capital Market on                    , 2024, we estimate our as adjusted net tangible book value per share of Common Stock after this offering will be $              . As a result, purchasers of securities in this offering will experience an immediate decrease of $        per share in net tangible book value of our Common Stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

Except as otherwise provided in the Warrants or Placement Agent Warrants, holders of Warrants and Placement Agent Warrants issued in this offering will have no rights as stockholders of our shares of Common Stock until such holders exercise their Warrants.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Stock at a fixed price. Specifically, a holder of a Pre-Funded Warrant may exercise the right to acquire Common Stock and pay a nominal exercise price of $0.001 at any time, a holder of a Series A Common Warrant may exercise the right to acquire Common Stock and pay an exercise price of $     beginning on the Initial Exercise Date, and a holder of a Series B Common Warrant may exercise the right to acquire Common Stock and pay an exercise price of $     beginning on the Initial Exercise Date. A holder of Placement Agent Warrants may exercise the right to acquire Common Stock and pay an exercise price of $      beginning on                       , 2024. Upon exercise of the Warrants and Placement Agent Warrants, as applicable, the holders thereof will be entitled to exercise the rights of a holder of shares of Common Stock only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants and Placement Agent Warrants being offered in this offering.

There is no established public trading market for the Warrants and Placement Agent Warrants being sold in this offering. We will not list the Warrants or Placement Agent Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Therefore, we do not expect a market to ever develop for the Warrants or Placement Agent Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Resales of our shares of Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering shares of Common Stock, as well as shares of Common Stock, in the aggregate, issuable upon the exercise of the Warrants. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

9

Risks Related to Our Common Stock and the Securities Market

Our Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.

Effective as of 4:30 pm on May 17, 2024, we effected the Reverse Stock Split on a one-for-five basis to regain compliance with Nasdaq’s minimum bid price requirement prior to the offering described in this prospectus. The liquidity of the shares of our Common Stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split increased the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split, including the Reverse Stock Split, will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We may not have sufficient liquidity to meet our anticipated obligations over the next year from the issuance of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024. We have incurred net losses and negative cash flows from our operations and comprehensive loss since our inception and as of December 31, 2023, there was an accumulated deficit of $109,853. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

If securities or industry analysts do not publish research or reports, or if they publish negative, adverse, or misleading research or reports, regarding us, our business or our market, our Common Stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that securities or industry analysts publish about us, our business, or our market. We do not currently have a significant number of firms providing research coverage on the Company, and may never obtain significant research coverage by securities or industry analysts. If no or few securities or industry analysts provide coverage of us, our Common Stock price could be negatively impacted. In the event we obtain significant securities or industry analyst coverage and such coverage is negative, or adverse or misleading regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our Common Stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

In 2020, the SEC implemented Regulation Best Interest requiring that “a broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior Financial Industry Regulatory Authority (“FINRA”) suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Common Stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Our charter documents, Delaware law, and our commercial contracts may contain provisions that may discourage an acquisition of us by others and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our charter documents, as well as provisions of the Delaware General Corporation Law (“DGCL”), could have an impact on the trading price of our Common Stock by making it more difficult for a third party to acquire us at a price favorable to our stockholders. For example, our charter documents include provisions: prohibiting the use of cumulative voting for the election of directors; authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued by our board of directors without stockholder approval to defend against a takeover attempt; and establishing advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon at stockholder meetings.

In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our board of directors or current management. We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our Board. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders, which could also affect the price that some investors are willing to pay for our Common Stock.

Finally, commercial contracts that we enter into with our vendors and customers in the course of our business operations may contain provisions with respect to changes in control that could provide for termination rights or otherwise have a negative impact on our business or results of operations if a stockholder were to acquire a significant percentage of our outstanding stock.

10

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our Common Stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. As of the date of this prospectus, we had an aggregate of 100.0 million shares of Common Stock authorized and of that approximately 86.5 million shares that are not issued, outstanding or reserved for issuance (for purposes of warrant exercise or under the Company’s current Incentive Plan). We may issue all of these shares without any action or approval by our stockholders. We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of Common Stock in connection with those transactions. The market price of our Common Stock could decline as a result of our issuance of a large number of shares of Common Stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our Common Stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our Common Stock.

We have a history of losses, may not be able to achieve profitability going forward, and may not be able to raise additional capital necessary to continue as a going concern.

We have experienced losses since our inception on May 18, 2010 and, at June 30, 2024, had an accumulated deficit of approximately $117,269. We may incur additional losses in the future.

As of June 30, 2024, we had cash and cash equivalents of $159. There are no assurances that we will be able to raise additional capital or on terms favorable to us. Our recurring losses from operations and projected future cash flow requirements raise substantial doubt about our ability to continue as a going concern without sufficient capital resources and we have included explanatory information in the notes to our financial statements for the year ended December 31, 2023, with respect to this uncertainty, and the report of our independent registered public accounting firm dated March 28, 2024 with respect to our audited financial statements for the year ended December 31, 2023 included an emphasis of matter for this as well. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Our ability to continue as a going concern is dependent on our available cash, how well we manage that cash, and our operating requirements. If we are unable to raise additional capital when needed, we could be forced to curtail operations or take other actions such as, implementing additional restructuring and cost reductions, disposing of one or more product lines and/or, selling or licensing intellectual property. If we are unable to continue as a going concern, we may be forced to liquidate our assets, which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our Common Stock is currently listed for trading on The Nasdaq Stock Market LLC. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on The Nasdaq Stock Market LLC.

On May 26, 2023, we received notice from the Staff indicating that, based upon the closing bid price of our Common Stock for the prior 30 consecutive business days, we were not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We had 180 days from May 26, 2023, or through November 22, 2023, to regain compliance with the Bid Price Rule.

On November 24, 2023, we received a second letter from Nasdaq notifying the Company that it had been granted an additional 180 calendar days, or until May 20, 2024 (the “Extended Compliance Period”), to regain compliance with the Minimum Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

On May 21, 2024, we received a third letter from Nasdaq (the “Letter”) notifying us that it had not regained compliance with the Minimum Bid Price Requirement during the Extended Compliance Period. The Letter also notified us that our Form 10-Q for the period ended March 31, 2024, indicates that we no longer meet the $2,500,000 minimum stockholders’ equity requirement for continued listing set forth under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”). Pursuant to Listing Rule 5810(d)(2), the failure to comply with the Minimum Stockholders’ Equity Requirement has become an additional and separate basis for delisting.

Because we were under review for failure to meet the Minimum Bid Price Requirement, we were not eligible to submit a plan to regain compliance. Accordingly, unless we would request an appeal of this determination by May 28, 2024, trading of our Common Stock would be suspended at the opening of business on May 30, 2024, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”). We timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, we received the decision of the Panel, and they granted us an extension to November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

On May 17, 2024, in order to regain compliance with the Minimum Bid Price Requirement, we filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware which effected, as of 4:30 p.m. Eastern Time, on May 17, 2024, a one-for-five Reverse Stock Split of our issued and outstanding shares of Common Stock.

In the event that we are unable to regain and sustain compliance with all applicable requirements for continued listing on the Nasdaq, our Common Stock may be delisted from Nasdaq. If our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have debt which is secured by all our assets. If there is an occurrence of an uncured event of default, the lender can foreclose on all our assets, which would make any stock in the Company worthless.

On July 30, 2024, we entered into a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “Note”) with a certain lender (the “lender”). The Note is secured by a first-priority security interest on all Company assets. The Note is due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of Note, or (b) the date of closing of a Sale Transaction (as defined in the Note). The Note is secured by a first-priority security interest on all Company assets. In the event we are unable to make payments, when due, on our secured debt, the lender may foreclose on all our assets. In the event the lender forecloses on our assets, any stock in the Company would have no value. Our ability to make payments on secured debt, when due, will depend upon our ability to raise additional funds through equity or debt financings. At the moment, we have no funding commitments that have not been previously disclosed, and we may not obtain any in the future.

Other Risks

We rely on third parties to manufacture and supply our product.

We do not own or operate manufacturing facilities for clinical or commercial production of Glucotrack CBGM, other than a prototype lab. We have no experience in medical device manufacturing and lack the resources and the capability to manufacture the Glucotrack CBGM on a commercial scale.

If our manufacturing partners are unable to produce our products in the amounts, timing or pricing that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities or pricing we require. We expect to depend on third-party contract manufacturers for the foreseeable future.

Glucotrack CBGM does, and our future product candidates, if any, likely will require precise, high-quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited, and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

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SELECTED FINANCIAL DATA

Reverse Stock Split

On May 17, 2024, we effected a 1-for-5 Reverse Stock Split of our Common Stock. In connection with the Reverse Stock Split, the par value per share of our Common Stock remained unchanged at $0.001 per share.  Concurrently with the Reverse Stock Split, we reduced our authorized shares of Common Stock proportionately.  Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 15, 2024 that are incorporated by reference into this prospectus are presented without giving effect to the Reverse Stock Split. The unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2024 filed with the SEC on August 15, 2024 that is incorporated by reference into this prospectus are presented after giving effect to the Reverse Stock Split.  Except where the context otherwise requires, share and per share numbers in this prospectus reflect the 1-for-5 Reverse Stock Split of our Common Stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
Net loss	$(7,098)	$(4,412)
Net loss per share of Common Stock, basic and diluted	$(0.38)	$(0.29)
Weighted average Common Stock outstanding, basic and diluted	20,760,266	15,474,600
Common Stock outstanding at year end	20,892,193	15,500,730

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,921)	$(1,281)
Net loss per share of Common Stock, basic and diluted	$(0.12)	$(0.08)
Weighted average Common Stock outstanding, basic and diluted	24,959,768	15,503,632
Common Stock outstanding at period end	26,756,369	15,503,632

AS ADJUSTED FOR 1-FOR-5 REVERSE STOCK SPLIT (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
	(unaudited)
Net loss	$(7,098)	$(4,412)
Net loss per share of Common Stock, basic and diluted	$(1.92)	$(1.43)
Weighted average Common Stock outstanding, basic and diluted	4,152,053	3,094,920
Common Stock outstanding at year end	4,178,274	3,099,982

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,921)	$(1,281)
Net loss per share of Common Stock, basic and diluted	$(0.59)	$(0.41)
Weighted average Common Stock outstanding, basic and diluted	4,991,954	3,100,726
Common Stock outstanding at period end	5,351,274	3,100,726

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our securities in this offering, assuming all the securities we are offering are sold, after deducting placement agent fees and other estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants being issued in this offering, will be approximately $       , based on an assumed combined public offering price of $       per share and accompanying Common Warrants, which was the closing price for our Common Stock on the Nasdaq Capital Market on                     , 2024. If the Common Warrants are exercised in full for cash, the estimated net proceeds will increase to $ . We cannot predict when, or if, the Common Warrants will be exercised. It is possible that the Common Warrants may expire and may never be exercised for cash.

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell any or all of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We currently intend to use any proceeds from the sale of our securities in this offering for general corporate purposes, which may include operating expenses, clinical trial expenses and working capital. Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the amount of cash generated or used by our operations. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds.

DIVIDEND POLICY

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

CAPITALIZATION

The following table presents our capitalization as of June 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis after giving effect to our sale of shares of Common Stock in this offering at the assumed offering price of $ per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Marker on , 2024, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the over-allotment option.

You should read this table together with our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	June 30, 2024
	Actual	As Adjusted
	(dollars in thousands)
Long-term debt, capital and financing lease obligations (excluding current portion):	$237	$
Stockholders’ equity:
Common Stock, par value $0.001 per share, 100,000,000 shares authorized, actual; 5,478,436 shares issued and outstanding, actual; shares issued and outstanding, pro forma	5
Additional paid-in capital	113,903
Accumulated other comprehensive loss	50
Accumulated other comprehensive loss	22
Accumulated deficit	(117,269)
Total stockholders’ equity	(3,289)
Total capitalization	$(3,052)

The table above does not reflect the following, all as of June 30, 2024:

●	259,103 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.36 per share; and

●	2,621 restricted stock units.

Unless otherwise indicated, all information contained in this prospectus reflects the Reverse Stock Split and assumes (i) no exercise of the outstanding options or warrants described above, (ii) no exercise of the Common Warrants to be sold in this offering, (iii) no exercise of the Placement Agent Warrants, and (iv) the exercise for cash of all Pre-Funded Warrants issued in this offering.

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DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted immediately depending on the difference between the effective public offering price per share of our Common Stock (assuming the exercise for cash of all Pre-Funded Warrants issued in this offering) and the as adjusted net tangible book value per share of our Common Stock immediately after this offering (assuming the exercise for cash of all Pre-Funded Warrants issued in this offering).

Our historical net tangible book value as of June 30, 2024, was $3.2 million, or $(0.59) per share of Common Stock, based on 5,478,436 shares of Common Stock outstanding as of that date.

After giving effect to the sale of million shares of Common Stock, or up to Pre-Funded Warrants in lieu of shares of Common Stock (and the full exercise of those Pre-Funded Warrants), issued by us and after deducting the estimated fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024, would have been $      million, or $        per share. This represents an immediate increase in net tangible book value of $       per share to existing stockholders and immediate dilution of $         per share to the investors in this offering, as illustrated by the following table (which assumes no exercise of the Common Warrants or Placement Agent Warrants).

Assumed combined public offering price per share and accompanying common warrant			$	[●]
Net tangible book value per share of Common Stock at June 30, 2024	$	[●]
Pro forma increase in net tangible book value per share attributable to investors participating in this offering	$	[●]
As adjusted net tangible book value per share after giving effect to this offering			$	[●]
Dilution per share to investors participating in this offering			$	[●]

A $[0.10] increase in the assumed combined public offering price per share and accompanying Common Warrants would increase the as adjusted net tangible book value by $         per share and result in dilution to investors participating in this offering of $        per share, and a $0.10 decrease in the assumed combined public offering price per share and accompanying Common Warrants would decrease the as adjusted net tangible book value by $       per share and result in dilution to investors participating in this offering by $        per share, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and assuming no Pre-Funded Warrants are sold in this offering, no exercise of the Common Warrants being offered in this offering, that no value is attributed to such Common Warrants and that such Common Warrants are classified as and accounted for as equity, and after deducting placement agent fees and estimated expenses payable by us.

We may also increase the number of shares being offered by us. An increase of 500,000 shares being offered by us in this offering would increase our as adjusted net tangible book value per share by approximately $        and our as adjusted net tangible book value per share would be $         , representing a decrease in as adjusted net tangible book value per share to investors participating in this offering of $         . A decrease of 500,000 shares offered by us in this offering would decrease our as adjusted net tangible book value per share by approximately $         resulting in an as adjusted net tangible book value per share of $      and a decrease in as adjusted net tangible book value per share to investors participating in this offering of $         per share. The foregoing calculations assume that the combined public offering price remains the same, and are after deducting placement agent fees and estimated expenses payable by us.

The table and discussion above do not reflect the following, all as of June 30, 2024:

●	259,103 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.36 per share; and

●	2,621 restricted stock units.

Unless otherwise indicated, all information contained in this prospectus reflects the Reverse Stock Split and assumes (i) no exercise of the outstanding options or warrants described above, (ii) no exercise of the Common Warrants, (iii) no exercise of the Placement Agent Warrants, and (iv) the exercise for cash of all Pre-Funded Warrants issued in this offering.

To the extent that outstanding options or warrants are exercised, or shares are issued under our equity incentive plans, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that, in the future, additional capital is raised through the sale of equity, convertible debt securities, or securities with equity components, those issuances may result in dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), the rights and preferences of which may be established from time to time by our Board. As of the date of this prospectus, we had 5,772,026 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold Preferred Stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold Preferred Stock, if any is outstanding.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of Preferred Stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Listing. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Series A Common Warrants

The following summary of certain terms and provisions of the Series A Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Common Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Common Warrant for a complete description of the terms and conditions of the Series A Common Warrants.

The issuance of Common Warrant Shares upon exercise of the Series A Common Warrants is subject to Stockholder Approval under applicable rules and regulations of Nasdaq.

The following is a brief summary of the Series A Common Warrants and is still subject in all respect to the provisions contained in the form of Series A Common Warrants.

Duration and Exercise Price

Each Series A Common Warrant will have an exercise price equal to $        per share, will become exercisable on the Stockholder Approval Date (the “Initial Exercise Date”) and will expire on the fifth anniversary of the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series A Common Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability

The Series A Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

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Cashless Exercise

If, at the time a holder exercises its Series A Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Common Warrant.

Company Redemption Option

The Series A Common Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if, (i) the daily volume weighted average trading price of the Common Stock of the Company has equaled or exceeded $       for 10 consecutive trading days and (ii) the average daily trading volume of the shares of the Common Stock of the Company for such 10-trading day period exceeds $           , then we may upon 30 days’ notice (a “Redemption Notice”), call for redemption or cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $          per warrant share. Any portion of a warrant subject to such Redemption Notice for which a notice of exercise shall not have been received by the Redemption Date (as hereinafter defined) will be cancelled at 6:30 p.m. (New York City time) on the thirtieth calendar day after the date the Redemption Notice is sent by the Company (such date and time, the “Redemption Date”). Our right to call the warrants shall be exercised ratably among the holders based on each holders initial purchase of warrants.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants. Additionally, as more fully described in the Series A Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such warrants on the date of consummation of such transaction.

Exercise Price Adjustments

In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agency Agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock, at an effective price per share less than the exercise price of the Series A Common Warrants then in effect, the exercise price of the Series A Common Warrants will be reduced to the lower of such price or the lowest VWAP during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (subject to a floor price of $       prior to the Shareholder Approval Date and a floor price of $        beginning on the Shareholder Approval Date, each the “Floor Price”), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Common Warrants then in effect, then the exercise price of the Series A Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

On the 11th trading day after Stockholder Approval (the “Reset Date”), the Series A Common Warrants’ exercise price will be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the shares of Common Stock during the period commencing on the first trading day after the Stockholder Approval Date and ending following the close of trading on the tenth trading day thereafter (the “Reset Period”), and (b) the Floor Price in effect as of the Reset Date, and the number of shares issuable upon exercise will be will be increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding shall remain unchanged.

The exercise price and the number of shares issuable upon exercise of the Series A Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series A Warrants and resulting increase in the number of shares of Common Stock underlying the Warrants will be subject to the Floor Price.

Transferability

Subject to applicable laws, a Series A Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

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Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series A Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Common Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Series A Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series A Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Common Warrant.

Waivers and Amendments

The Series A Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Series B Common Warrants

The following summary of certain terms and provisions of the Series B Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Common Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B Common Warrant for a complete description of the terms and conditions of the Series B Common Warrants.

The issuance of Common Warrant Shares upon exercise of the Series B Common Warrants is subject to Stockholder Approval under applicable rules and regulations of Nasdaq.

Duration and Exercise Price

Each Series B Common Warrant will have an exercise price equal to $        per share, will become exercisable on the Initial Exercise Date and will expire on the two and one-half (2.5) year anniversary of the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series B Common Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability

The Series B Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Series B Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise & and Alternative Cashless Exercise

If, at the time a holder exercises its Series B Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series B Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series B Common Warrant.

Holders may also effect an “alternative cashless exercise” at any time while the Series B Common Warrants are outstanding following the Initial Exercise Date. Under the alternate cashless exercise option, the holder of the Series B Common Warrant, has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cashless exercise of the Series B Common Warrant and (ii) 3.0.

Company Redemption Right

The Series B Common Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if, (i) the daily volume weighted average trading price of the Common Stock of the Company has equaled or exceeded $       for ten (10) consecutive trading days and (ii) the average daily trading volume of the shares of the Common Stock of the Company for such 10-trading day period exceeds $           , then we may upon 30 days’ notice (a “Redemption Notice”), call for redemption or cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $          per warrant share. Any portion of a warrant subject to such Redemption Notice for which a notice of exercise shall not have been received by the Redemption Date (as hereinafter defined) will be cancelled at 6:30 p.m. (New York City time) on the thirtieth calendar day after the date the Redemption Notice is sent by the Company (such date and time, the “Redemption Date”). Our right to call the Series B Common Warrants shall be exercised ratably among the holders based on each holder’s initial purchase of Series B Common Warrants.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Series B Common Warrants will be entitled to receive upon exercise of the Series B Common Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series B Common Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B Common Warrants. Additionally, as more fully described in the Series B Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of Series B Common Warrants on the date of consummation of such transaction

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Exercise Price Adjustments

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series B Common Warrants then in effect, then the exercise price of the Series B Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

On the 11th trading day after Stockholder Approval (the “Reset Date”), the Series  B Common Warrants’ exercise price will be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the shares of Common Stock during the period commencing on the first trading day after the Stockholder Approval Date and ending following the close of trading on the tenth trading day thereafter (the “Reset Period”), and (b) the Floor Price in effect as of the Reset Date, and the number of shares issuable upon exercise will be will be increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding shall remain unchanged.

The exercise price and the number of shares issuable upon exercise of the Series B  Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series B  Warrants and resulting increase in the number of shares of Common Stock underlying the Series B Common Warrants will be subject to the Floor Price.

Transferability

Subject to applicable laws, a Series B Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Series B Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series B Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series B Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series B Common Warrants will be extremely limited.

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Right as a Stockholder

Except as otherwise provided in the Series B Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series B Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series B Common Warrant.

Waivers and Amendments

The Series B Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market

No Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, dividends or other rights as a stockholder of us, until the holder exercises the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Waivers and Amendments

The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

Placement Agent Warrants

Upon the closing of this offering, we have agreed to issue the Placement Agent Warrants to the placement agent, which Placement Agent Warrants will be exercisable for that number of shares of Common Stock equal to up to five percent (5%) of the total shares of Common Stock and Pre-Funded Warrants sold in this offering. The Placement Agent Warrants will be exercisable at a per share exercise price equal to no less than 125% of the offering price per share of Common Stock sold in this offering.

The Placement Agent Warrants will otherwise have substantially the same terms as the Common Warrants issued in this offering, however they will only be exercisable at any time and from time to time, in whole or in part, during period commencing six months from the closing of the offering and ending five years from the closing of the offering.

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PLAN OF DISTRIBUTION

We engaged Dawson James Securities, Inc. (“Dawson” or the “placement agent”), to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. Dawson is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have no authority to bind us. This offering will terminate no later than                   , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or Pre-Funded Warrant) and accompanying Common Warrant will be fixed for the duration of this offering. Dawson may engage one or more sub-placement agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about                    , 2024.

Placement Agent Fees and Expenses

The following table shows the per share and per Pre-Funded Warrant and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1) In addition to the issuance of the Placement Agent Warrants, we have agreed to pay the placement agent cash fee equal to 8.0% of the gross proceeds of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

(2) We have also agreed to reimburse the placement agent at closing for out-of-pocket expenses, including legal expenses, incurred by it in connection with the offering up to a maximum of $150,000.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $164,000, all of which are payable by us.

Placement Agent Warrants

Upon the closing of this offering, we have agreed to issue the Placement Agent Warrants to the placement agent, which warrants are described above under “Description of Securities We Are Offering – Placement Agent Warrants.”

The Placement Agent Warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The Placement Agent Warrants also provide for customary anti-dilution provisions. We are registering the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants in this offering.

The Placement Agent Warrants and the shares of Common Stock underlying Placement Agent Warrants have been deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The placement agent, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the securities underlying the Placement Agent Warrants, nor will the placement agent engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying shares for a period of 180 days from the closing of the offering. Additionally, the Placement Agent Warrants may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period following the closing of the offering except to any other placement agent and selected dealer participating in this offering and their bona fide officers or partners. The Placement Agent Warrants will provide for adjustment in the number and price of the Placement Agent Warrants and the shares of Common Stock underlying such Placement Agent Warrants in the event of recapitalization, merger, stock split or other structural transaction.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the placement agent or such other indemnified parties may be required to make in respect of those liabilities.

Determination of Offering Price

The combined public offering price per share and Common Warrants and the combined public offering price per Pre-Funded Warrant and Common Warrants we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

The final public offering price will be determined between us, the placement agent and the investors in the offering, and may be at a discount to the current market price of our Common Stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

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Lock-Up Agreements

We have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to a registration statement on Form S-8 for employee benefit plans;, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), for a period of 90 days following entry into the placement agent agreement (the “Lock-up Period”). These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our Common Stock sold in this offering and the issuance of the Warrants and shares of Common Stock issuable upon exercise of those Warrants, (ii) the issuance by the Company of Common Stock upon the exercise of stock options, warrants or the conversion of a security, in each case, that is outstanding on the date hereof, (iii) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any stock compensation plan of the Company in effect on the date hereof. The foregoing restrictions shall not apply to an at-the-market offering of Common Stock conducted by the Company.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the placement agent. Under the lock-up agreements, the directors and executive officers may not, during the period commencing on the date of the final prospectus relating to the offering and ending 180 days thereafter, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, whether currently owned or thereafter acquired or with respect to which the director or executive officer has or thereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; (3) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any Common Stock owned directly by the director or executive officer (including holding as a custodian) or with respect to which the director or executive officer has beneficial ownership within the rules and regulations of the SEC, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (4) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (5) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Regulation M Restrictions

Dawson may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our exclusive placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Dawson would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by Dawson acting as exclusive placement agent. Under these rules and regulations, Dawson:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Company, the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Company’s and/or placement agent’s website and any information contained in any other website maintained by the Company or placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions

No person has been authorized by the Company to engage in any form of price stabilization in connection with this offering.

Listing & Transfer Agent

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK.” On October 31, 2024, the reported closing price per share of our Common Stock was $1.68. The final public offering price will be determined between us, the placement agent and the investors in the offering, and may be at a discount to the current market price of our Common Stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the Common Warrants, the Pre-Funded Warrants, or the Placement Agent Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the Common Warrants, the Pre-Funded Warrants, or the Placement Agent Warrants on any national securities exchange or other nationally recognized trading system.

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598, telephone: (212)828-8436.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina. ArentFox Schiff LLP, Washington D.C., has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is https://glucotrack.com/. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 28, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 15, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed on August 13, 2024;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 2, 2024, February 16, 2024, May 2, 2024, May 20, 2024, May 24, 2024, June 20, 2024, July 1, 2024, July 22, 2024, July 31, 2024, September 3, 2024, September 10, 2024, September 26, 2024, October 1, 2024 and October 22, 2024; and

●	Our registration statement on Form 8-A filed on December 8, 2021.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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GLUCOTRACK, INC.

Up to            Shares of Common Stock

Up to            Pre-Funded Warrants to Purchase up to            Shares of Common Stock

Up to            Series A Common Warrants to Purchase up to            Shares of Common Stock

Up to            Series B Common Warrants to Purchase up to            Shares of Common Stock

Up to            Placement Agent Warrants to Purchase up to            Shares of Common Stock

Up to            Shares of Common Stock Underlying the Pre-Funded Warrants, Series A Common Warrants. Series B Common Warrants, and Placement Agent Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

Dawson James Securities, Inc.

       , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, other than the placement agent fees and expenses, to be paid in connection with the offering of securities described in this registration statement. All amounts are estimates except for the SEC registration fee and Financial Industry Regulatory Authority (“FINRA”) filing fee. Glucotrack, Inc. (“Glucotrack” or the “Registrant”) will bear all costs and expenses shown below.

Amount
SEC registration fee	$147.60
FINRA filing fee	$1,500.00
Printing and mailing	$25,000.00
Accounting fees and expenses	$40,000.00
Legal fees and expenses	$90,000.00
Miscellaneous fees and expenses	$7,500.00
Total expenses	$164,147.60

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

The Registrant’s Bylaws, as amended, provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee, trustee or agent of one of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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Additionally, the Registrant’s Bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an agent against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Registrant’s Certificate of Incorporation, as amended, provides that none of its directors shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of the Registrant’s directors, in addition to the limitation on personal liability provided by the Registrant’s Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

The Registrant has obtained and maintains insurance policies insuring its directors and officers and the directors and officers of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Additionally, the Registrant has entered into indemnification agreements with its directors and officers to provide them with the maximum indemnification allowed under the Registrant’s Certificate of Incorporation , Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Registrant, to the extent indemnification is permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Issuance Under Intellectual Property Purchase Agreement

On October 7, 2022 (“the Closing Date”), the Company entered into Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Paul Goode, which is the Company’s Chief Executive Officer (the “Seller”), under which it was agreed that on and subject to the terms and conditions of the IP Purchase Agreement, at the Closing Date, Seller shall sell, assign, transfer, convey and deliver to the Company, all of Seller’s right, title and interest in and to the following assets, properties and rights (collectively, the “Purchased Assets”): (a) all rights, title, interests in all current and future intellectual property, including, but not limited to patents, trademarks, trade secrets, industry know-how and other IP rights relating to an implantable continuous glucose sensor (collectively, the “Conveyed Intellectual Property”); and (b) all the goodwill relating to the Purchased Assets.

In consideration for the sale by Seller of the Purchased Assets to the Company, at the Closing Date, the Company paid to Seller cash in the amount of one dollar and became obligated to issue up to 200,000 shares of Common Stock based upon specified performance milestones as set forth in the IP Purchase Agreement (the “Purchase Price”). In addition, if upon the final issuance, the aggregate 200,000 shares represent less than 1.5% of the then outstanding Common Stock of the Company, the final issuance will include such number of additional shares so that the total aggregate issuance equals 1.5% of the outstanding shares (the “True-Up Shares”). All shares of Common Stock to be issued under the IP Purchase Agreement shall be (i) restricted over a limited period as defined in the IP Purchase Agreement and issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and (ii) subject to the lockup provisions.

On December 29, 2023, 20,000 shares of Common Stock were earned under the terms of the IP Purchase Agreement and were issued to Seller on February 6, 2024.

February 2024 Exchange

On February 13, 2024, the “Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “February Holders”), pursuant to which the Company and the Holders agreed to exchange (the “Exchange”) Common Stock purchase warrants (the “February Warrants”) owned by the Holders for shares of Common Stock to be issued by the Company.

On February 13, 2024, the Company closed the Exchange and issued to the February Holders an aggregate of 3,593,203 shares of Common Stock (the “Shares”) in exchange for 4,381,953 February Warrants.

II-2

It was also agreed that the February Holders would not, during the period (“Lock-Up Period”) (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares of, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (iv) publicly announce an intention to effect any transaction specific in clause (i), (ii) or (iii) above, provided however that the February Holder, during the Lock-Up Period, may (a) sell or contract to sell Shares at a price higher than $0.50 per Share on any trading day up to 10% of the daily volume of Shares or (b) sell or contract to sell Shares at a price higher than $0.80 per Share on any trading day with no limitation on volume. The Lock-Up Period expires at the earlier of (i) 365 days after the date hereof or (ii) until the Shares traded above $1.00 per Share for five consecutive trading days.

The offer and sale of all securities listed in this Item 15 were made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who purchased securities as described above represented that they were accredited investors within the meaning of Regulation D and were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

April Private Placement

On April 22, 2024, the Company entered into a private placement agreement under which the Company issued 79,366 shares of its Common Stock at a price of $6.30 per share for aggregate gross proceeds of $500. The Offering included participation of certain members of the Company’s executive management, Board of Directors and existing shareholders. The shares were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

July 1 Private Placement

On July 1, 2024, the Company entered into note and warrant purchase agreements (the “Purchase Agreement”) with certain officers, directors, and existing investors (the “July 1 Investors”), providing for the private placement of unsecured promissory notes in the aggregate principal amount of $100,000 (the “July 1 Notes”) and warrants (the “July 1 Warrants”) to purchase up to an aggregate of 300,000 shares of Common Stock. The closing of the private placement (the “Closing”) occurred on July 1, 2024.

The July 1 Notes bear simple interest at the rate of three percent (3%) per annum and are due and payable in cash on the earlier of: (a) twelve (12) months from the date of the July 1 Note; or (b) the date the Company raises third-party equity capital in an amount equal to or in excess of $1,000,000 (the “Maturity Date”). The Company may prepay the July 1 Notes at any time prior to the Maturity Date without penalty. If an event of default occurs, the then-outstanding principal amount of the Notes plus any unpaid accrued interest will accelerate and become immediately payable in cash.

Each July 1 Warrant has an exercise price of $4.95 per share. The July 1 Warrants are immediately exercisable and have a five-year term.

The July 1 Notes and the July 1 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 1 Investors.

July 18 Private Placement

On July 18, 2024, the Company entered into a series of convertible promissory notes with certain investors (the “July 18 Investors”), providing for the private placement of unsecured convertible promissory notes in the aggregate principal amount of $360,000 (the “July 18 Notes” and each a “July 18 Note”).

II-3

The July 18 Notes bear simple interest at the rate of eight percent (8%) per annum and are due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of the July 18 Note, or (b) the date of closing of a Qualified Financing (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year.

Except with regard to conversion of the July 18 Notes as discussed below, the Company may not prepay the July 18 Notes without the written consent of the holder. If not sooner repaid, all outstanding principal and accrued but unpaid interest on the Notes (the “Note Balance”), as of the close of business on the day immediately preceding the date of the closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $500,000 (excluding indebtedness converted in such financing) (a “Qualified Financing”), will automatically be converted into that number of shares of equity securities of the Company sold in the Qualified Financing equal to the number of shares calculated by dividing (X) the Note Balance by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share shall not be lower than $1.56.

Upon the occurrence of an Event of Default (defined below), a holder may, by written notice to the Company, declare the July 18 Note to be due immediately and payable with respect to the Note Balance. An “Event of Default” means (i) failure by the Company to pay the Note Balance on the Maturity Date, (ii) voluntary bankruptcy, or (iii) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the Note Balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

The July 18 Notes were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 18 Investors.

July 30 Private Placement

On July 30, 2024, the Company entered into a convertible promissory note and three warrant agreements (the “July 30 Warrants”) with an investor (the “July 30 Holder”), providing for the private placement of a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “July 30 Note”). The July 30 Note is not convertible until and unless approved at a meeting of the Company’s stockholders (“Stockholder Approval”). The Company has agreed to hold such a meeting to seek Stockholder Approval within 90 days. The July 30 Note bears simple interest at the rate of eight percent (8%) per annum and is due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of July 30 Note, or (b) the date of closing of a Sale Transaction (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year. The July 30 Note is secured by a first-priority security interest on all Company assets.

Except with regard to conversion of the July 30 Notes or a Sale Transaction as discussed below, the Company may not prepay the July 30 Notes without the written consent of the July 30 Holder. If Stockholder Approval is obtained, the July 30 Note (i) is convertible at the discretion of the July 30 Holder at a price equal to the closing price of the Common Stock on the date of conversion and, (ii) if the Closing Price of the Common Stock exceeds $5.00 per share for a period of five (5) consecutive trading days, will automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction). “VWAP” means the daily volume weighted average price of the Common Stock.

In the event of a Sale Transaction on or prior to the Maturity Date, the Company will repay the July 30 Holder, at the July 30 Holder’s election, as follows: (a) cash equal to 200% of the Note balance, or (b) transaction consideration in the amount to be received by the July 30 Holder in such Sale Transaction if the July 30 Note was converted pursuant to an optional conversion. “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

II-4

Upon the occurrence of an Event of Default (defined below), the July 30 Holder may, by written notice to the Company, declare the July 30 Note to be due immediately and payable with respect to the July 30 Note balance. An “Event of Default” means (i) failure by the Company to pay the July 30 Note balance on the Maturity Date, (ii) the Company becomes subject to a judgement of more than $50,000, (iii) voluntary bankruptcy, or (iv) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the July 30 Note balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

Each July 30 Warrant becomes exercisable 12 months after its issuance and has term of 10 years. The July 30 Warrants are exercisable for cash only and have no price-based antidilution. The first July 30 Warrant is for 2,133,334 shares at $1.875 per share. The second July 30 Warrant is for 1,523,810 shares at $2.625 per share. The third July 30 Warrant is for 1,185,186 shares at $3.375 per share.

The July 30 Note and the July 30 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 30 Holder.

August 23 Conversion

On August 23, 2024, two of the July 1 Investors entered into conversion agreements (the “Conversion Agreements”) with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to each of the July 1 Notes, totaling $20,076 each (the “Debt”), held by the Investors to Common Stock at a conversion price of $1.02 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to each of the two July 1 Investors three warrants (each an “August 23 Warrant”). Each August 23 Warrant becomes exercisable on August 16, 2025 and has term of 10 years. The August 23 Warrants are exercisable for cash only and have no price-based antidilution. The first August 23 Warrant is for 10, 707 shares of Common Stock and is exercisable at $1.875 per share. The second August 23 Warrant is for 7,648 shares of Common Stock, exercisable at $2.625 per share. The third August 23 Warrant is for 5,948 shares of Common Stock, exercisable at $3.375 per share.

The August 23 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

September 5 Conversion

On September 5, 2024, another July 1 Investor entered into a Conversion Agreement with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to the July 1 Investor’s July 1 Note, totaling $259,310.67 (the “Debt”), held by the Investor to Common Stock at a conversion price of $1.02 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to the July 1 Investor three warrants (each an “September 5 Warrant”). Each September 5 Warrant becomes exercisable on August 16, 2025 and has term of 10 years. The September 5 Warrants are exercisable for cash only and have no price-based antidilution. The first September 5 Warrant is for 138,299 shares of Common Stock and is exercisable at $1.875 per share. The second September 5 Warrant is for 98,785 shares of Common Stock, exercisable at $2.625 per share. The third September 5 Warrant is for 76,833 shares of Common Stock, exercisable at $3.375 per share.

The September 5 Warrants are subject to a beneficial ownership limitation such that the September 5 Warrants are not exercisable to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The September 5 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

II-5

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
1.1**	Form of Placement Agent Agreement
2.1	Merger Agreement and Plan of Reorganization, dated as of May 25, 2010, by and among Integrity Applications, Inc., Integrity Acquisition Ltd. and A.D. Integrity Applications Ltd. (1)
3.1	Certificate of Incorporation of Integrity Applications, Inc. (1)
3.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (1)
3.3	Bylaws of Integrity Applications, Inc. (1)
3.4	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (16)
3.5	Amendments to The Company’s Certificate of Incorporation (23)
3.6	First Amendment to Bylaws dated June 14, 2024 (18)
3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 17, 2024. (22)
4.1	Specimen Certificate Evidencing Shares of Common Stock (1)
4.2	Form of Common Stock Purchase Warrant (1)
4.3	Form of Series A Securities Purchase Agreement (2)
4.4	Form of Series A Common Stock Purchase Warrant (2)
4.5	Form of Series A Registration Rights Agreement (2)
4.6	Certificate of Designation of Preferences and Rights of Series A 5% Convertible Preferred Stock (2)
4.7	Form of Series B Securities Purchase Agreement (3)
4.8	Form of Series B-1 Common Stock Purchase Warrant (3)
4.9	Form of Series B-2 Common Stock Purchase Warrant (3)
4.10	Form of Series B Registration Rights Agreement (3)
4.11	Certificate of Designation of Preferences and Rights of Series B 5.5% Convertible Preferred Stock (3)
4.12	Form of Series C Securities Purchase Agreement (6)
4.13	Form of Series C-1 Common Stock Purchase Warrant (6)
4.14	Form of Series C-2 Common Stock Purchase Warrant (6)
4.15	Form of Series C Registration Rights Agreement (6)
4.16	Certificate of Designation of Preferences and Rights of Series C 5.5% Convertible Preferred Stock (6)
4.17	Form of Series D Securities Purchase Agreement (10)
4.18	Form of Series D-1 Common Stock Purchase Warrant (10)
4.19	Form of Series D-2 Common Stock Purchase Warrant (10)
4.20	Form of Series D-3 Common Stock Purchase Warrant (10)
4.21	Form of Series D Registration Rights Agreement (10)
4.22	Form of Prefunded Warrant (12)
4.23	Form of Warrant (19)
4.24	Form of Warrant (21)
4.25**	Form of Pre-Funded Warrant
4.26**	Form of Series A Common Warrant
4.27**	Form of Series B Common Warrant
4.28**	Form of Placement Agent Warrant
5.1+	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1*	Integrity Applications, Inc. 2010 Incentive Compensation Plan (1)
10.2*	Amendment No. 1 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (11)
10.3*	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (9)
10.4*	Form of Director and Officer Indemnification Agreement (1)
10.5*	Personal Employment Agreement, dated as of October 19, 2010, between A.D. Integrity Applications Ltd. and Avner Gal (1)
10.6*	Letter Agreement, effective as of April 7, 2017, among Integrity Applications, Inc., A.D. Integrity Applications Ltd., and Avner Gal (9)
10.7*	Amended and Restated Personal Employment Agreement, effective as of April 7, 2017, between A.D. Integrity Applications Ltd. and David Malka (9)
10.8	Irrevocable Undertaking of Indemnification, dated as of July 26, 2010, by and among Integrity Applications, Inc., Avner Gal, Zvi Cohen, Ilana Freger, David Malka and Alexander Raykhman (1)
10.9	Investment Agreement, dated February 18, 2003, between A.D. Integrity Applications Ltd., Avner Gal, Zvi Cohen, David Freger and David Malka and Yigal Dimri (1)
10.10*	Form of Stock Option Agreement (1)
10.11*	Form of Stock Option Agreement (ESOP) (1)
10.12	Letter of Approval, addressed to Integrity Applications Ltd. from the Ministry of Industry, Trade and Employment of the State of Israel (5)
10.13	Letter of Undertaking, addressed to the Ministry of Industry, Trade and Employment of the State of Israel - Office of the Chief Scientist from Integrity Applications Ltd. (4)
10.14	Investment Agreement, dated March 16, 2004, by and among A.D. Integrity Applications Ltd., Yitzhak Fisher, Asher Kugler and Nir Tarlovsky. (4)
10.15	Form of Underwriting Agreement, dated April 13, 2023, between GlucoTrack, Inc. and Aegis Capital Corp. (12)
10.16*	Consulting Agreement, dated October 11, 2023, by and between GlucoTrack, Inc. and James S. Cardwell (13)
10.17	Form of Exchange Agreement, dated February 13, 2024, by and among GlucoTrack, Inc. and certain holders thereof (14)
10.18*	Consulting Agreement, dated August 1, 2019, by and between Integrity Applications, Inc. and Jolie Kahn (15)
10.19*	Employment Agreement, dated October 19, 2021, by and between Integrity Applications, Inc. and Paul V. Goode (17)
10.20	Form of Note and Warrant Purchase Agreement (19)
10.21	Form of Promissory Note (19)
10.22	Form of Convertible Promissory Note (20)
10.23	Form of Convertible Promissory Note (21)
10.24**	Form of Securities Purchase Agreement
10.25*	Glucotrack, Inc. 2024 Equity Incentive Plan (24)
19.1	Insider Trading Policies and Procedures, adopted March 22, 2024.(23)
21.1	Subsidiaries of Integrity Applications, Inc. (8)
23.1**	Consent of Fahn Kanne & Co., an Independent Public Accounting Firm
23.3**	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1***	Power of Attorney, dated September 16, 2024.
24.2***	Power of Attorney, dated October 24, 2024
99.1	Code of Ethics (7)
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its Inline XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107***	Filing Fee Table

II-6

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as filed with the SEC on August 22, 2011.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 18, 2013.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on September 5, 2014.

(4)	Previously filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as filed with the SEC on October 7, 2011.

(5)	Previously filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1, as filed with the SEC on November 10, 2011.

(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016.

(7)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 31, 2017.

(8)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as filed with the SEC on November 7, 2017.

(9)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 15, 2017

(10)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 7, 2018.

(11)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 23, 2016.

(12)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 17, 2023.

(13)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 12, 2023.

(14)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 16, 2024.

(15)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on August 8, 2019.

(16)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 23, 2020.

(17)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 25, 2021.

(18)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2024.

(19)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2024.

(20)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 22, 2024.

(21)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 31, 2024.

(22)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 20, 2024.

(23)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024.

(24)	Previously filed as Appendix A of the Company’s Form DEF 14A filed with the Commission on April 1, 2024.

*	Compensation Plan or Arrangement or Management Contract.
**	Filed herewith.
***	Previously filed.
+	To be filed by amendment

II-7

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, state of New Jersey, on November 1, 2024.

GLUCOTRACK, INC.

By:	/s/ Paul Goode
Name:	Paul Goode
Title:	Chief Executive Officer (Principal Executive Officer)

II-9

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Goode	Chief Executive Officer and Director
Paul Goode	(principal executive officer)	November 1, 2024

/s/ James S. Cardwell	Chief Financial Officer
James S. Cardwell	(principal financial and accounting officer)	November 1, 2024

*
Dr. Robert Fischell	Director	November 1, 2024

*
Luis J. Malave	Director	November 1, 2024

*
Andrew Balo	Director	November 1, 2024

*
John Ballantyne	Director	November 1, 2024

*
Allen Danzig	Director	November 1, 2024

*
Erin Carter	Director	November 1, 2024

*By:	/s/ Paul Goode
Name:	Paul Goode, Attorney-in-fact, pursuant to the Powers of Attorney filed as Exhibits 24.1 and 24.2 hereto.

II-10